Exhibit 99.1

Victory Capital Reports March 2023 Assets Under Management

Schedules First-Quarter Financial Results Conference Call for May 5

SAN ANTONIO--(BUSINESS WIRE)--April 12, 2023--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported assets under management (AUM) of $158.6 billion as of March 31, 2023, and average assets under management for the first quarter of $157.8 billion. The Company also reported long-term net flows in the first quarter of -$1.2 billion.

Victory Capital Holdings, Inc.
Assets Under Management[1]
(unaudited; in millions)

	As of:
By Asset Class	Mar. 31, 2023	Feb. 28, 2023
Solutions	$54,416	$52,835
Fixed Income	26,535	26,356
U.S. Mid Cap Equity	29,035	29,506
U.S. Small Cap Equity	15,648	16,319
U.S. Large Cap Equity	11,425	11,191
Global / Non-U.S. Equity	14,868	14,668
Alternative Investments	3,317	3,423
Total Long-Term Assets	$155,244	$154,298
Money Market / Short Term Assets	3,377	3,392
Total Assets Under Management	$158,621	$157,691

By Vehicle
Mutual Funds[2]	$103,246	$102,788
Separate Accounts and Other Pooled Vehicles[3]	49,819	49,214
ETFs[4]	5,555	5,689
Total Assets Under Management	$158,621	$157,691

[1]Total AUM includes both discretionary and non-discretionary client assets. Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.
[2]Includes institutional and retail share classes, money market and VIP funds.
[3]Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.
[4]Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

First-Quarter Conference Call and Webcast Details

Victory Capital will report first-quarter 2023 financial results after the market closes on Thursday, May 4, 2023. The Company will host a conference call the following morning, May 5, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-888-330-3571 (domestic) or 1-646-960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $158.6 billion in assets under management as of March 31, 2023. It was ranked No. 55 on the Fortune 100 Fastest-Growing Companies list for 2022 and is one of only 24 companies to make the list for the second consecutive year. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment products, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, and a 529 Education Savings Plan.

For more information, please visit vcm.com or follow us: Twitter and LinkedIn

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Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director of Global Communications
210-694-9693
Jessica_davila@vcm.com